SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 22, 2005

Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue
New York, New York	10106
(Address of Principal Executive Offices)	(Zip Code)

(212) 887-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2005, the Company entered into an employment agreement with David J. Barrett, the Company’s President and Chief Executive Officer, for a term commencing as of January 1, 2006 and ending on December 31, 2008.  For calendar year 2006, Mr. Barrett’s employment agreement provides for an annual base salary of $1,050,000 and a maximum bonus of 110% of the annual base salary.  For each of calendar years 2007 and 2008, the employment agreement provides for an annual base salary of $1,125,000 and a maximum bonus of 110% of the annual base salary.  Mr. Barrett has served as the Company’s Chief Executive Officer since January 1, 2001, as the Company’s President since June 1999 and as a Director of the Company since August 29, 1997.  A copy of Mr. Barrett’s Employment Agreement is attached as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

By:	/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

Date: December 22, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of December 22, 2005, between the Company and David J. Barrett.